UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 20, 2006

Date of Report (Date of earliest event reported)
______________________________________________________

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

        Pennsylvania                                      1-5039                                                 24-0755415
(State or other jurisdiction                          (Commission                                            (IRS Employer
          of incorporation)                                    File Number)                                         Identification No.)

1000 South Second Street, Sunbury, PA 17801
(Address of principal executive offices) (Zip Code)

(570) 286-4571
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On April 20, 2006, the Company released its earnings for the first quarter ended April 1, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibit.
           99.1 Weis Markets, Inc. April 20, 2006 press release announcing its first quarter 2006 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

Dated: April 20, 2006

By:  /s/ William R. Mills
 William R. Mills
Senior Vice President and Treasurer/CFO

EXHIBIT INDEX

Exhibit No.     Description

        99.1        Weis Markets, Inc. April 20, 2006 press release announcing its first quarter 2006 earnings.

EXHIBIT 99.1

WEIS MARKETS, INC.	1000 S. 2nd Street
Sunbury, Pennsylvania 17801
Phone 570-286-3636
Fax 570-286-3692
Press Release
Contact: Dennis Curtin	FOR IMMEDIATE RELEASE
Phone: (570) 286-3636	April 20, 2006
E-Mail: dcurtin@weismarkets.com
WEIS MARKETS ANNOUNCES 1st QUARTER RESULTS

     (Sunbury, PA)- Weis Markets, Inc. (NYSE: WMK) today said its first quarter sales for the thirteen-week period ending April 1, 2006 declined 0.4% to $547.8 million and that its net income declined 10.9% as compared to the same period a year ago.

     During the first quarter, the Company's basic and diluted earnings per share totaled $0.55 compared to $0.62 per share for the same period a year ago. The Company's comparable store sales declined 0.9%.

     "Our sales and net income were negatively impacted by the timing of the Easter holiday which was celebrated in late March a year ago but fell three weeks later in 2006," said Norman S. Rich, Weis Markets' CEO and President. "Our results were also affected by a very mild winter, particularly in Pennsylvania where we operate most of our stores."

     The Company said its second quarter financial results would be positively impacted by the timing of the Easter Holiday, which produced record sales this year.

     In February, the Company introduced its new advertising campaign, Where Freshness Matters, featuring newly designed print, electronic and in-store ads emphasizing the quality and value of its perishables.

     During the quarter, the Company opened a new superstore in Ranson, West Virginia and completed a remodel in Hummelstown, Pennsylvania.

     Earlier this month, at its annual shareholders' meeting, the Company announced that it expects to invest $90.6 million in its expansion and growth. Part of this budget includes the Company's plans to build six superstores, including four replacements. It also plans fifteen additions and seventeen remodels.

     Founded in 1912, Weis Markets operates 158 stores in five states: Pennsylvania, Maryland, New Jersey, New York and West Virginia. Included in this total are stores operating under the Mr. Z's, King's and Scot's Lo-Cost banners. It also owns SuperPetz, a pet supply superstore chain with 31 units in ten states.

-# # #-

     In addition to historical information, this news release may contain forward-looking statements. Any forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. For example, risks and uncertainties can arise with changes in: general economic conditions, including their impact on capital expenditures; business conditions in the retail industry; the regulatory environment; rapidly changing technology and competitive factors, including increased competition with regional and national retailers; and price pressures.

     The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof other than through its periodic filings with the Securities and Exchange Commission that are available to the public.

Weis Markets, Inc. and Subsidiaries
Comparative Summary of Unaudited Sales & Earnings
First Quarter - 2006
	13 Week	13 Week
	Period Ended	Period Ended	Increase
	April 1, 2006	March 26, 2005	(Decrease)
Net Sales	$547,786,000	$549,712,000	(0.4%)
Income Before Taxes	23,340,000	26,879,000	(13.2%)
Provision for Income Taxes	8,403,000	10,115,000	(16.9%)
Net Income	$14,937,000	$16,764,000	(10.9%)

Weighted-Average
Shares Outstanding	27,035,000	27,038,000	(3,000)
Basic and Diluted
Earnings Per Share	$0.55	$0.62	($0.07)